Exhibit 10(z)
PRESSTEK, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

Presstek, Inc. (the “Company”) hereby grants the following nonqualified stock option pursuant to its 2003 Stock Option and Incentive Plan.  The terms and conditions attached hereto are also a part hereof and the undersigned Optionee hereby acknowledges receipt of such terms and conditions.

Name of Employee (the “Optionee”):
Date of this option grant:	XXXXX, 2007
Number of shares of the Company’s Common Stock subject to this option (“Option Shares”):
Option exercise price per share:
Vesting Start Date:	XXXXX, 2007

Vesting Schedule:

HERE

All vesting is dependent on the continuation of service with the Company, as provided for by the Plan.  Unvested options expire immediately upon termination of employment.  Vested options may be exercised after termination of employment for 30 days.

Presstek, Inc.

____________________________________	By
Signature of Optionee	Name of Officer:
Address:	Title: